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                                                                    EXHIBIT 10.3


                            INDEMNIFICATION AGREEMENT


      THIS INDEMNIFICATION AGREEMENT ("Agreement") is made on this ____ day of ________, 19___, between HARBINGER CORPORATION, a Georgia corporation ("HC") and ("Indemnitee").

                              W I T N E S S E T H:

      WHEREAS, Indemnitee is a member of the Board of Directors of HC and in such capacity performs a valuable service for HC;

      WHEREAS, HC's Bylaws (the "Bylaws") authorize HC to indemnify its officers and directors in accordance with the Official Code of Georgia Annotated (the "Statute"); and

      WHEREAS, in order to encourage Indemnitee to continue to serve as a member of the Board of Directors of HC and to perform other designated services for HC at its request, HC has determined and agreed to enter into this Agreement with Indemnitee;

      NOW, THEREFORE, in consideration of Indemnitee's continued service as a director of HC and the performance of such other services as requested by HC, the parties hereby agree as follows:

      1. INDEMNITY OF INDEMNITEE. HC shall defend, hold harmless and indemnify Indemnitee to the full extent permitted by the provisions of the Statute, as currently in effect or as it may hereafter be amended, or by the provisions of any other statute authorizing or permitting such indemnification, whether currently in effect or hereafter adopted.

      2. ADDITIONAL INDEMNITY.

         (a) Except as provided in subsections (d) and (e) of this Section 2 below, HC shall indemnify Indemnitee to the fullest extent permitted by the Statute, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in this Agreement, then to the maximum extent authorized by law, should Indemnitee be made a party to a proceeding because he is or was a member of the Board of Directors against liability incurred by him in the proceeding if Indemnitee acted in a manner he believed in good faith to be in or not opposed to the best interests of HC and, in the case of any criminal proceeding, he had no reasonable cause to be believe his conduct was unlawful.

         (b) Indemnitee's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a) of this Section 2 above.

         (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that Indemnitee did not meet the standard of conduct set forth in subsection (a) of this Section 2 above.

         (d) HC shall not indemnify Indemnitee under this Agreement:

             (1) In connection with a proceeding by or in the right of HC in which Indemnitee was adjudged liable to HC; or

             (2) In connection with any other proceeding in which Indemnitee was adjudged liable on the basis that personal benefit was improperly received by him unless, and then only to the extent that, a

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court of competent jurisdiction determines pursuant to Section 14-2-854 of the
Statute that in view of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

         (e) Indemnification permitted under this Agreement in connection with a proceeding by or in the right of HC is limited to reasonable expenses incurred in connection with the proceeding.

      3. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

         (a) HC shall not indemnify Indemnitee under Section 2 of this Agreement above unless a determination has been made in the specific case that indemnification of Indemnitee is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of Section 2 of this Agreement above; provided, however, that regardless of the result or absence of any such determination, and unless limited by the Articles of Incorporation of HC, to the extent that Indemnitee has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a member of the Board of Directors, HC shall indemnify Indemnitee against reasonable expenses incurred by him in connection therewith.

         (b) The determination specified in subsection (a) of this Section 3 shall be made:

             (1) By the Board of Directors of HC by majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

             (2) If a quorum cannot be obtained under paragraph (1) of this subsection (b) of this Section 3, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

             (3) By special legal counsel:

                 (A) Selected by the Board of Directors or its committee in the manner prescribed in paragraphs (1) and (2) of this subsection (b) of this
Section 3; or

                 (B) If a quorum of the Board of Directors cannot be obtained under paragraph (1) of this subsection (b) of this Section 3 and a committee cannot be designated under paragraph (2) of this subsection (b) of this Section 3, selected by a majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or

             (4) By the shareholders of HC, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

         (c) Evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (b) of this Section 3 to select counsel.

         (d) If the determination to be made pursuant to Section 3(a) above has not been made within thirty (30) days following Indemnitee's written request for indemnification, then Indemnitee shall be deemed to have met the standard of conduct set forth in subsection (a) of Section 3 of this Agreement. If the determination to be made pursuant to Section 3(c) above has not been made within thirty (30) days following Indemnitee's written request for indemnification for, or advancement of, expenses, then the expenses claimed shall be deemed reasonable.


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      4. NOTIFICATION AND DEFENSE OF CLAIM.

         (a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereto is to be made against HC under this Agreement, notify HC of the commencement thereof, but the failure to so notify HC will not relieve it from any liability which it may have to Indemnitee otherwise under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee so notifies HC:

             (1) HC will be entitled to participate therein at its own expense; and

             (2) except as otherwise provided below, to the extent that it may desire, HC may assume the defense thereof.

         (b) After notice from HC to Indemnitee of its election to assume the defense thereof, HC will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel of his choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from HC of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized in writing by HC, (ii) HC and Indemnitee shall reasonably conclude that there may be a conflict of interest between HC and Indemnitee in the conduct of the defense of such action, or (iii) HC shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of Indemnitee's counsel shall be paid by HC.

         (c) HC shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending action, suit or proceeding without its prior written consent. HC shall not settle any such action, suit or proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither HC nor Indemnitee will unreasonably withhold his or its consent to any proposed settlement.

      5. PREPAYMENT OF EXPENSES.

         (a) HC shall pay for or reimburse the reasonable expenses incurred by Indemnitee resulting from Indemnitee having been a party to a proceeding in advance of final disposition of the proceeding if:

             (1) Indemnitee furnishes HC with a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) of Section 2 above; and

             (2) Indemnitee furnishes HC with a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Agreement.

         (b) The undertaking required by paragraph (2) of subsection (a) of this
Section 5 must be an unlimited general obligation of Indemnitee but need not be secured and may be accepted without reference to financial ability to make repayment.

      6. CONTINUATION OF INDEMNITY. All agreements and obligations of HC contained in this Agreement shall continue during the period Indemnitee is a member of the Board of Directors of HC and shall continue thereafter so long as Indemnitee shall be subject to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Indemnitee was an officer of HC, or is or was serving at the request of HC as a director of another corporation, partnership, joint venture, trust or other enterprise.


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      7. RELIANCE. HC has entered into this Agreement in order to induce
Indemnitee to continue as a member of the Board of Directors of HC and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

      8. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

      9. GENERAL.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         (b) Neither this Agreement nor any rights or obligations hereunder shall be assigned or transferred by Indemnitee.

         (c) This Agreement shall be binding upon Indemnitee and upon HC, its successors and assigns, including successors by merger or consolidation, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and permitted assigns and to the benefit of HC, its successors and assigns.

         (d) No amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


INDEMNITEE:                             HARBINGER CORPORATION

By:                                     By:
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Name (Print):                           Title:
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Date:                                   Date:
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